UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

ENDOCYTE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

This Schedule 14A filing consists of a communication from Endocyte, Inc. (“Endocyte”) to clinical sites and physicians, first used on or after October 19, 2018, relating to the proposed transaction pursuant to the Agreement and Plan of Merger, dated as of October 17, 2018, by and among Novartis AG, Edinburgh Merger Corporation and Endocyte.

Name

Address 1

City, State, Zip Code

Email address

XXXXXX XX, 2018

Recipient Name

Recipient Company Name

Recipient Address

Dear

As you know, in 2017 Endocyte acquired the worldwide rights to develop and commercialize PSMA-617. Since then we have had the pleasure of working with you in the development of this important agent for men with prostate cancer, and we want to share some exciting news with you.

On Thursday, October 18, 2018, there was a public announcement regarding an agreement for Novartis to acquire Endocyte. We view this as a positive development for both companies. We believe the combination of Endocyte’s PSMA-617 clinical development expertise combined with Novartis’s global reach and expertise in developing and commercializing targeted radioligand therapy will yield unparalleled capability toward the development of radio-ligand therapy for the field of oncology.

We are very pleased that Novartis recognizes the potential for 177Lu-PSMA-617 to change the treatment landscape for men with metastatic castration-resistant prostate cancer (mCRPC), as well as the broader role that RLTs may potentially play in the treatment of cancer.

This reflects the commitment of both companies toward the potential importance of radioligand therapy in the treatment of cancer.

The completion of the transaction is expected in the first half of 2019, subject to approval by Endocyte shareholders, antitrust and regulatory approvals, and other customary closing conditions.

Until that time, Endocyte will continue to operate as a separate and independent company and we expect your current Endocyte contacts will remain the same. We ask that your enthusiastic support of the VISION trial continue. The Endocyte team will work hard to ensure that there is no impact in the current VISION study and your patients.

[We will be in contact with you personally in the coming days to answer any questions you might have.] In the meantime, if you have any questions, please do not hesitate to contact me.

Kindest regards,

Additional Information and Where to Find It

In connection with the proposed transaction, Endocyte, Inc. (“Endocyte”) intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, Endocyte will mail proxy materials to each stockholder entitled to vote at the special meeting relating to the proposed transaction. Stockholders are urged to carefully read the proxy statement and any other proxy materials in their entirety (including any amendments or supplements thereto) and any other relevant documents that Endocyte will file with the SEC when they become available because they will contain important information. The proxy statement and other relevant materials (when available), and any and all documents filed by Endocyte with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Endocyte in the “Investors & News” section of its website at www.endocyte.com, or copies may be obtained, without charge, by directing a request to Corporate Secretary, Endocyte, Inc., 8910 Purdue Road, Suite 250, Indianapolis, Indiana 46268 or by calling (765) 463-7175.

Participants in the Solicitation

Endocyte and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Endocyte’s stockholders with respect to the proposed transaction.  Information regarding such individuals is set forth in Endocyte’s Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 27, 2018, and its definitive proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on March 23, 2018.  Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to such transaction when it is filed with the SEC.  These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Endocyte’s website at www.endocyte.com.

Cautionary Note Regarding Forward-Looking Statements

This communication may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and similar words or expression, or by express or implied discussions regarding the proposed transaction including the expected timing for completion of the proposed transaction. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. There can be no guarantee that the proposed transaction described in this communication will be completed, or that it will be completed as currently proposed, or at any particular time. Actual results could differ materially from those anticipated as a result of various factors, including: (1) Endocyte may be unable to obtain stockholder approval as required for the merger; (2) conditions to the closing of the merger, including the obtaining of required regulatory approvals, may not be satisfied; (3) the merger may involve unexpected costs, liabilities or delays; (4) the business or stock price of Endocyte may suffer as a result of uncertainty surrounding the merger; (5) the outcome of any legal proceedings related to the merger; (6) Endocyte may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (8) the ability to recognize benefits of the merger; (9) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (10) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all; (11) the risks described from time to time in Endocyte’s reports filed with the SEC under the heading “Risk Factors,” including the Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 and in other filings with the SEC; and (12) general industry and economic conditions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, Endocyte undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.